SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 22, 1999


                          Pilgrim Capital Corporation.
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             (Exact name of registrant as specified in its charter)


          Delaware                    0-19799                    86-0670679
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(State or other jurisdiction        (Commission                (IRS Employer
     of incorporation)              File Number)             Identification No.)


      40 North Central, 12th Floor
           Phoenix, Arizona                                        85004
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(Address of principal executive offices)                         (Zip Code)


                                 (602) 417-8100
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                         (Registrant's telephone number)
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ITEM 5. OTHER EVENTS.

     On July 22, 1999, Pilgrim Capital Corporation entered into an Agreement and Plan of Merger with ReliaStar Financial Corp. and its wholly owned subsidiary, Northstar Holding, Inc., providing for the merger of Pilgrim with and into Northstar.

     Under the terms of the merger agreement, upon consummation of the merger each outstanding share of common stock of Pilgrim will be converted into the right to receive 0.50 shares of ReliaStar common stock and cash in the amount of $12.50, subject to certain possible adjustments. Cash also will be paid in lieu of the issuance of any fractional shares. The merger agreement contemplates that the merger will be accounted for under the purchase method of accounting and will be tax-free to the shareholders of Pilgrim as to the shares of ReliaStar common stock that they receive. The consummation of the merger is subject to customary conditions, including approval by the shareholders of Pilgrim.

     A copy of the merger agreement has been filed as an exhibit to the Current Report on Form 8-K filed by ReliaStar with the Securities and Exchange Commission on July 28, 1999, and incorporated herein by this reference. Reference is made to the merger agreement for a full statement of the terms and conditions of the merger.

     An additional discussion of the merger agreement and the merger is provided in the joint press release of ReliaStar and Pilgrim of July 22, 1999, which is attached as an exhibit to this report.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     Exhibits.

     2.   Agreement  and  Plan of  Merger,  dated  as of July  22,  1999,  among
          ReliaStar Financial Corp., Northstar Holding, Inc., and Pilgrim Capital Corporation. Incorporated by reference to Exhibit 2 to the Current Report on Form 8-K of ReliaStar Financial Corp. (File No. 0-10640), filed with the Commission on July 28, 1999.

     99.  Joint press release of ReliaStar and Pilgrim dated July 22, 1999.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PILGRIM CAPITAL CORPORATION


Date: July 27, 1999                 By: /s/ James M. Hennessy
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                                        James M. Hennessy,
                                        Executive Vice President and Secretary

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